UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

REDOX INTERNATIONAL GROUP, Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-255055 (Commission File Number)	98-1578603 (IRS Employer Identification No.)

17875 Von Karman Avenue,

Irvine, California 92614

(Address of Principal Executive Offices)

(323) 909-2866

Registrant’s telephone number, including area code:

Intorio, Corp.

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

The Hateley Firm, APC

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 10, 2025, Intorio, Corp. (the “Company”) amended and restated its Articles of Incorporation to: (i) change its name to Redox International Group, Corp., and (ii) authorize 75,000,000, $0.0001 par value preferred stock. This changed was approved by the board of directors and the majority of the shareholders.

The Certificate of Amendment to the Articles of Incorporation describe above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full extent of such document.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 3.1.1 Certificate of Amendment to Articles of Incorporation with respect to the name change, number of shares of common stock and the preferred stock and reverse split.

Exhibit Number	Description
3.1.1	Certificate of Amendment to Articles of Incorporation with respect to the name change and the number of shares of common stock and the preferred stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDOX INTERNATIONAL GROUP, CORP.

Dated: June 16, 2025	By:	/s/ Han-Wen Ou
	Name:	Han-Wen Ou
	Title:	Chief Executive Officer

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